EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the RiverNorth Marketplace Lending Corporation, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the RiverNorth Marketplace Lending Corporation for the period ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the RiverNorth Marketplace Lending Corporation for the stated period.

/s/ Patrick W. Galley	/s/ Jonathan M. Mohrhardt
Patrick W. Galley	Jonathan M. Mohrhardt
President	Chief Financial Officer and Treasurer,
RiverNorth Marketplace Lending Corporation	RiverNorth Marketplace Lending Corporation

Dated:	March 10, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by RiverNorth Marketplace Lending Corporation for purposes of Section 18 of the Securities Exchange Act of 1934.